UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2017

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices, including zip code)

(877) 755-4279

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2017, MINDBODY, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 4,400,000 shares of its Class A common stock, par value $0.000004 per share, at a public offering price of $27.95 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 660,000 shares of its Class A common stock. The Offering will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-218159) that automatically became effective upon filing by the Company with the U.S. Securities and Exchange Commission on May 22, 2017.

The Company estimates that the net proceeds from the Offering will be approximately $116.7 million, or approximately $134.3 million if the Underwriters’ option to purchase additional shares is exercised in full, after deducting underwriting discounts and commissions and estimated Offering expenses. The Company expects to use the net proceeds from the Offering to increase its capitalization and financial flexibility for, among other things, possible acquisitions of complementary businesses, products, services or technologies. However, the Company does not have any agreements or commitments for any material acquisitions at this time. The Company may also use the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses and capital expenditures.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On May 24, 2017, the Company issued a press release entitled “MINDBODY Announces Pricing of Follow-On Offering.” A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

A copy of the legal opinion as to the legality of the shares of Class A common stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement by and between MINDBODY, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein, dated May 24, 2017.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1	Press release dated May 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/ Kimberly G. Lytikainen
Kimberly G. Lytikainen Chief Legal Officer and Secretary

Date: May 25, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement by and between MINDBODY, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein, dated May 24, 2017.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1	Press release dated May 24, 2017.